Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      Amicas, Inc. (f/k/a VitalWorks Inc.)  (AMCS)

Designated Filer:            Corsair Capital Management, L.L.C.

Other Joint Filers:          Corsair Long Short International, Ltd. ("Corsair
                             International"), Jay R. Petschek ("Mr. Petschek") and Steven Major ("Mr. Major")

Addresses:                   The principal business address for each of
                             Mr. Petschek and Mr. Major is 350 Madison Avenue,
                             9th Floor, New York, New York
                             10017.

                             The principal business address for
                             Corsair International is c/o M&C
                             Corporate Services Limited, P.O.
                             Box 309, Ugland House, 113 South
                             Church Street, George Town, Grand
                             Cayman, Cayman Islands, British
                             West Indies.


Signatures:


Dated:  August 18, 2005      CORSAIR LONG SHORT INTERNATIONAL, LTD.
                             By:  Corsair Capital Management, L.L.C., Director

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member



                             /s/ Jay R. Petschek
                             -------------------
                                 Jay R. Petschek


                             /s/ Steven Major
                             -------------------
                                 Steven Major